As filed with the Securities and Exchange Commission on June 19, 2000
                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           OSWEGO COUNTY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                             16-1567491
       (State or other jurisdiction      (I.R.S. Employer Identification No.)
    of incorporation or organization)

                              44 East Bridge Street
                             Oswego, New York 13126
                                 (315) 343-4100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                  OSWEGO COUNTY BANCORP, INC. STOCK OPTION PLAN
                OSWEGO COUNTY BANCORP, INC. RESTRICTED STOCK PLAN
                            (Full title of the plans)

                         ------------------------------

            GREGORY J. KREIS                   CHRISTOPHER J. BONNER, ESQ.
 President and Chief Executive Officer           Hiscock & Barclay, LLP
      Oswego County Bancorp, Inc.                    Financial Plaza
         44 East Bridge Street                    Post Office Box 4878
         Oswego, New York 13126               Syracuse, New York 13221-4878
             (315) 343-4100                     Telephone (315) 422-2131

 (Name, address and telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |x|

                         Calculation of Registration Fee
-------------------------------------------------------------------------------
                                   Proposed
                                    maximum     Proposed maximum
    Title of                    offering price     aggregate       Amount of
 securities to    Amount to be        per           offering     Registration
 be registered   Registered (1)      share           price            Fee
-------------------------------------------------------------------------------
Common Stock,
par value $.01     39,950 (2)
per share            Shares        $9.125 (3)       $364,544          $96
-------------------------------------------------------------------------------
Common Stock,
par value $.01     11,985 (4)
per share            Shares        $9.125 (3)       $109,363          $29
-------------------------------------------------------------------------------
Options              39,950           --               --             --
-------------------------------------------------------------------------------
Totals           51,935 Shares                      $473,907         $125
-------------------------------------------------------------------------------

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(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Oswego County Bancorp, Inc. Stock Option Plan (the "Stock Option Plan") and the Oswego County Bancorp, Inc. Restricted Stock Plan (the "Restricted Stock Plan" and, collectively, the "Plans") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to Rule 416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to the Stock Option Plan.
(3) Determined by reference to the latest transaction price in Common Stock on June 7, 2000.
(4) Represents the number of shares to be issued pursuant to the Restricted Stock Plan.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462.

================================================================================

                                     PART I

Items 1 and 2. Plan Information and Registrant Information and Employee Plan
               Annual Information

      This Registration Statement relates to the registration of (1) 39,950 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the Stock Option Plan; and (2) 11,985 shares of Common Stock reserved for issuance and delivery upon grants under the Restricted Stock Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Stock Option Plan and the Restricted Stock Plan, as appropriate, as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

                                     PART II

Item 3. Incorporation of Documents by Reference

      All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

      (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 as filed with the SEC on March 30, 2000.

      (b) The description of Common Stock contained in the Registration Statement on Form SB-2 (Commission File No. 333-69959) filed by the Company under the Securities Act with the SEC on December 30, 1998, as amended on March 19, 1999 and May 4, 1999.

Item 4. Description of Securities

      Not applicable.


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

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Article 9 of the Registrant's Certificate of Incorporation provides for indemnification as follows:

      A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      B. The right to indemnification conferred in Section A of this Article 9 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"), provided, however, if required under the Delaware General Corporation Law that an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 9 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.


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

      C. If a claim under Section A or B of this Article 9 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 9 or otherwise shall be on the Corporation.

      D. The rights to indemnification and to the advancement of expenses conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

      E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 9 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.


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

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. List of Exhibits

      The exhibit index immediately precedes the attached exhibits.

Item 9. Undertakings

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona-fide offering.

      3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than by payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                  EXHIBIT INDEX

Exhibit                                                                  Page
Number                                                                  Number

   4.1   Oswego County Bancorp, Inc. Stock Option Plan
         (incorporated by reference to the Company's Definitive
         Proxy Statement on Schedule 14A filed March 27, 2000)

   4.2   Oswego County Bancorp, Inc. Restricted Stock Plan
         (incorporated by reference to the Company's Definitive
         Proxy Statement filed March 27, 2000)

   5     Opinion of Hiscock & Barclay, LLP as to the legality of
         the Common Stock registered hereby                                 9

   23.1 Consent of Hiscock & Barclay, LLP (contained in the opinion included as Exhibit 5)

   23.2  Consent of KPMG LLP                                               10


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

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oswego, State of New York, on this 14th day of June, 2000.

                                    OSWEGO COUNTY BANCORP, INC.


                                    By:         /s/ Gregory J. Kreis
                                        -------------------------------------
                                                  Gregory J. Kreis
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:     /s/ Gregory J. Kreis                  By:    /s/ Stephen B. Albright
   -----------------------------------           ------------------------------------
          Gregory J. Kreis                             Stephen B. Albright
            President and                           Senior Vice President and
       Chief Executive Officer                              Treasurer
    (Principal Executive Officer)                 (Principal Financial Officer)

Date: June 14, 2000                           Date: June 14, 2000


By:     /s/ Elaine L. Miller                  By:       /s/ Paul W. Schneible
   -----------------------------------           ------------------------------------
          Elaine L. Miller                                Paul W. Schneible
             Controller                           Chairman of the Board of Directors
   (Principal Accounting Officer)

Date: June 14, 2000                           Date: June 14, 2000


By:     /s/ Michael R. Brower                 By:   /s/ Bruce P. Frassinelli
   -----------------------------------           ------------------------------------
          Michael R. Brower                           Bruce P. Frassinelli
              Director                                      Director

Date: June 14, 2000                           Date: June 14, 2000


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

By:       /s/ Paul J. Heins                   By:    /s/ Deborah F. Stanley
   -----------------------------------           ------------------------------------
            Paul J. Heins                              Deborah F. Stanley
              Director                                      Director

Date: June 14, 2000                           Date: June 14, 2000


By:      /s/ Bernard Shapiro                  By:      /s/ Carl K. Walrath
   -----------------------------------           ------------------------------------
           Bernard Shapiro                               Carl K. Walrath
              Director                                      Director

Date: June 14, 2000                           Date: June 14, 2000


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